EXHIBIT 10i
PERFORMANCE SHARE UNITS AGREEMENT
Under the Bristol-Myers Squibb Company
2021 Stock Award and Incentive Plan
2023-2025 Performance Share Units Award
BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Company”), has granted to you the Performance Share Units (“Performance Share Units”) specified in the Grant Summary located on the Stock Plan Administrator’s website. This award is subject in all respects to the terms, definitions and provisions of the 2021 Stock Award and Incentive Plan (the “Plan”) adopted by the Company. The terms and conditions of the Plan and the Grant Summary are hereby incorporated by reference into this Performance Share Units Agreement (the “Agreement”) and made a part hereof. Capitalized terms used in this Agreement that are not specifically defined herein shall have the meanings ascribed to such terms in the Plan and in the Grant Summary.

Award Date: March 10, 2023
Service Period: March 10, 2023 to March 10, 2026
Performance Period: January 1, 2023 to December 31, 2025
Total Shareholder Return (“TSR”) Measurement Period: March 10, 2023 to February 28, 2026
Performance Goals: The Performance Goals are included in Exhibit A attached hereto.
Vesting: The Performance Share Units will vest on March 10, 2026, subject to the performance conditions described in Section 4 and Exhibit A hereto, and subject to earlier vesting at the times indicated in Sections 6 (including in connection with certain terminations following a Change in Control) and 8.
Settlement: Vested Performance Share Units will be settled by delivery of one share of the Company’s Common Stock, $0.10 par value per share (“Shares”), for each Performance Share Unit being settled. Settlement shall occur at the time specified in Sections 4 and 6 hereof, as applicable.

1.PERFORMANCE SHARE UNITS AWARD
The Compensation and Management Development Committee of the Board of Directors of Bristol-Myers Squibb Company (the “Committee”) has approved a grant to you of an award of Performance Share Units as designated herein subject to the terms, conditions and restrictions set forth in this Agreement. The target number of Performance Share Units and the kind of shares deliverable in settlement, the calculation of total revenues (net of foreign exchange) and non-GAAP operating margin, and other terms and conditions of the Performance Share Units are subject to adjustment in accordance with Section 11 hereof and Section 11(c) of the Plan.
2.CONSIDERATION
As consideration for grant of this award, you shall remain in the employ of the Company and/or its subsidiaries or affiliates for the entire Service Period or such lesser period as the Committee shall determine in its sole discretion, and no Performance Share Units shall be payable until after the completion of such Service Period or lesser period of employment by you (except as set forth in Sections 6 and 8 hereof, as applicable). In addition, you shall remain in compliance with the covenants set forth in Section 10 hereof for the applicable periods specified therein.
3.PERFORMANCE GOALS
The Performance Goals are specified on Exhibit A hereto.
4.DETERMINATION OF PERFORMANCE SHARE UNITS VESTED; FORFEITURES; SETTLEMENT
Except as otherwise set forth in this Agreement, Performance Share Units shall be subject to the restrictions and conditions set forth herein during the period from the Award Date until the date such Performance Share Unit has become vested and non-forfeitable (the “Restricted Period”). Between February 28, 2026 and March 10, 2026, the Committee shall determine and certify the Company’s actual performance in relation to the established Performance Goals for the Performance Period and the TSR Measurement Period. Between February 28, 2026 and March 10, 2026, the Committee shall determine and certify the extent to which Performance Share Units are deemed vested on the basis of the foregoing, provided, however, that, the Committee may exercise its discretion (reserved under Section 6(i) of the Plan) to increase or reduce the amount of Performance Share Units deemed eligible for vesting in its assessment of performance in relation to Performance Goals, or in light of other considerations the Committee deems relevant. Any Performance Share Units that are not, based on the Committee’s determination, deemed eligible for vesting by performance during the Performance Period and the TSR Measurement Period (or deemed to be vested in connection with a termination of employment under Sections 6 and 8 below), including, unless otherwise expressly determined by the Committee, Performance Share Units that had been potentially eligible for vesting by performance in excess of the actual performance levels achieved, shall be canceled and forfeited.
Vesting of the Performance Share Units is conditioned upon you remaining employed by the Company or a subsidiary or affiliate of the Company during the entire Service Period, except as set forth in Sections 6 and 8 of this Agreement. If, before the end of the Service Period, you are no longer an employee of the Company, a subsidiary or an affiliate of the Company, any Performance Share Units that have not been vested and that cannot thereafter be vested under Sections 6 or 8 shall be canceled and forfeited.
In certain termination events as specified in Sections 6 and 8 and in connection with a long-term Disability (as defined in Section 7), you will be entitled to vesting of a prorated portion of the Performance Share Units awarded. Please visit “myBMS” and click on the tab “MSU-PSU Pro-Rata Illustrations” for a discussion on determining the proportionate number of your Performance Share Units to which you are entitled upon such termination events.

The number of Performance Share Units vested shall be rounded to the nearest whole Performance Share Unit, unless otherwise determined by the Company officers responsible for day-to-day administration of the Plan.
Performance Share Units that vest after the end of the Service Period shall be settled promptly, and in any event within 60 days of the vesting date (except as otherwise provided in this Section 4), by delivery of one Share for each Performance Share Unit being settled. Performance Share Units that become vested under Sections 6(a), 6(b), 6(c), 6(d) or 8 shall be settled at the times specified therein; provided, however, that settlement of Performance Share Units under Sections 6(a), (b), (c) or (d) shall be subject to the applicable provisions of the Company’s “Compliance Rules Under Section 409A” (the “409A Compliance Rules”). (Note: Certain of the 409A Compliance Rules could apply if settlement is triggered by a Change in Control or a termination following a Change in Control). Until Shares are delivered to you in settlement of Performance Share Units, you shall have none of the rights of a stockholder of the Company with respect to the Shares issuable in settlement of the Performance Share Units, including the right to vote the shares and receive distributions.
5.NONTRANSFERABILITY OF PERFORMANCE SHARE UNITS
During the Restricted Period and any further period prior to settlement of your Performance Share Units, you may not sell, transfer, pledge or assign any of the Performance Share Units or your rights relating thereto, except as permitted under Section 11(b) of the Plan. If you attempt to assign your rights under this Agreement in violation of the provisions herein, the Company’s obligation to settle Performance Share Units or otherwise make payments pursuant to the Performance Share Units shall terminate.
6.RETIREMENT AND OTHER TERMINATIONS (EXCLUDING DEATH)
(a)Retirement. In the event of your Retirement prior to settlement of the Performance Share Units, you will be deemed vested in a prorated portion of the Performance Share Units granted, provided that you have been employed by the Company or a subsidiary of the Company for at least one year following the Award Date and your employment has not been terminated by the Company or a subsidiary of the Company for misconduct or other conduct deemed detrimental to the interests of the Company or a subsidiary of the Company; provided, however, that if you are only eligible for Retirement pursuant to Section 2(x)(iii) of the Plan, and you are employed in the United States or Puerto Rico at the time of your Retirement, you shall be entitled to the pro rata vesting described in this Section 6(a) only if you execute and do not revoke a release in favor of the Company and its predecessors, successors, affiliates, subsidiaries, directors and employees in a form satisfactory to the Company; if you revoke or fail to execute the release, or your release fails to become effective and irrevocable within 60 days of the date your employment terminates, you shall forfeit any Performance Share Units that are unvested as of the date your employment terminates. Any Performance Share Units deemed vested under this Section 6(a) shall be settled at the earlier of (i) the date such Performance Share Units would have settled if you had continued to be employed by the Company or a subsidiary of the Company or affiliate of the Company, (ii) in the event of a Change in Control meeting the conditions of Section 6(e)(ii), within 60 days following the date at which the Committee determines (which determination shall be made within 15 days after the Change in Control) the extent to which such Performance Share Units have been deemed vested (subject to Section 6(f) below and the 409A Compliance Rules), where the achievement of the Performance Goals shall be determined in accordance with Plan Section 9(a)(ii), or (iii), in the event of your death, within 60 days following the later of (x) your death, or (y) the date upon which the Committee determines the extent to which such Performance Share Units have been deemed vested in accordance with Section 4 (in each case subject to Section 6(f) below and the 409A Compliance Rules). Following your Retirement, any Performance Share Units that have not been deemed vested and that thereafter will not be deemed vested under this Section 6(a) will be canceled and forfeited.

(b)Termination by the Company Not For Cause. In the event of your Termination Not for Cause (as defined in Section 6(g)) by the Company or a subsidiary of the Company or affiliate of the Company and not during the Protected Period following a Change in Control, prior to vesting of Performance Share Units, you will be deemed vested in a prorated portion of the Performance Share Units granted, provided that you have been employed by the Company or a subsidiary of the Company for at least one year following the Award Date; provided, however, that if you are not eligible for Retirement, and you are employed in the United States or Puerto Rico at the time of your Termination Not for Cause, you shall be entitled to the pro rata vesting described in this Section 6(b) only if you execute and do not revoke a release in favor of the Company and its predecessors, successors, affiliates, subsidiaries, directors and employees in a form satisfactory to the Company; if you revoke or fail to execute the release, or your release fails to become effective and irrevocable within 60 days of the date your employment terminates, you shall forfeit any Performance Share Units that are unvested as of the date your employment terminates. Any Performance Share Units deemed vested under this Section 6(b) shall be settled at the earlier of (i) the date such Performance Share Units would have settled if you had continued to be employed by the Company or a subsidiary of the Company or affiliate of the Company, (ii) in the event of a Change in Control meeting the conditions of Section 6(f)(ii), within 60 days following the date at which the Committee determines (which determination shall be made within 15 days after the Change in Control) the extent to which such Performance Share Units have been deemed vested (subject to Section 6(f) below and the 409A Compliance Rules), where the achievement of the Performance Goals shall be determined in accordance with Plan Section 9(a)(ii), or (iii) in the event of your death, within 60 days following the later of (x) your death, or (y) the date upon which the Committee determines the extent to which such Performance Share Units have been deemed vested in accordance with Section 4 (in each case, subject to Section 6(f) below and the 409A Compliance Rules). Following such Termination Not for Cause, any Performance Share Units that have not been vested and that thereafter will not be deemed vested under this Section 6(b) will be canceled and forfeited.
(c)Qualifying Termination Following a Change in Control. In the event that you have a Qualifying Termination as defined in Section 9(c) of the Plan during the Protected Period following a Change in Control, you will be deemed fully vested in the Performance Share Units calculated based on the achievement of the Performance Goals determined in accordance with Section 9(a)(ii) of the Plan. Any of your Performance Share Units deemed vested under this Section 6(c) shall be settled promptly following the date at which the Committee determines the extent to which such Performance Share Units have been vested (subject to Section 6(f) below and the 409A Compliance Rules). Upon your Qualifying Termination, any Performance Share Units that have not been deemed vested under this Section 6(c) will be canceled and forfeited. For the sake of clarity, the pro rata vesting of earned Performance Share Units set forth in Section 9(a)(ii) of the Plan shall not apply.
(d)Other Terminations. If you cease to be an employee of the Company and its subsidiaries and affiliates for any reason other than Retirement, Termination Not for Cause, a Qualifying Termination within the Protected Period following a Change in Control, or death, Performance Share Units granted herein that have not become vested shall be canceled and forfeited and you shall have no right to settlement of any portion of such Performance Share Units.
(e)Celgene Severance Plan. As a condition to receiving the Performance Stock Units, you acknowledge and agree that (i) the Performance Stock Units are subject to performance-based vesting conditions within the meaning of, if applicable, Section 6(e) of the Celgene Corporation U.S. Employee Change in Control Severance Plan (as may be amended and restated from time to time, the “Celgene Severance Plan”), and (ii) the level of performance deemed achieved upon any involuntary termination within two years of a Change in Control (as defined in the Celgene Severance Plan) will be deemed to be below minimum such that no vesting will be deemed to have occurred pursuant to Section 6(e) of the Celgene Severance Plan. Without limiting the foregoing, as a condition to receiving and holding the

Performance Stock Units, you further (i) agree that this Section 6 of the Agreement will apply upon any termination and Section 6(e) of the applicable Celgene Severance Plan will not apply, (ii) agree that the actual or deemed acceptance of this award constitutes written consent to the amendment of the Celgene Severance Plan in a manner consistent with this Section 6(e), and (iii) agree that this award will be immediately terminated and forfeited if Section 6(e) of the Celgene Severance Plan is not considered to be validly amended hereby or otherwise applies to this Agreement.
(f)Special Distribution Rules to Comply with Code Section 409A. The Performance Share Units constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code (the “Code”), based on Internal Revenue Service regulations and guidance in effect on the Award Date. As a result, the timing of settlement of your Performance Share Units will be subject to applicable limitations under Code Section 409A. Specifically, the Performance Share Units will be subject to our 409A Compliance Rules, including the following restrictions on settlement:
(i)Settlement of the Performance Share Units under Section 6(c) upon a Qualifying Termination will be subject to the requirement that the termination constitute a “separation from service” under Treas. Reg. § 1.409A-1(h), and subject to the six-month delay rule under Section 2(b)(ii) of the 409A Compliance Rules if at the time of separation from service you are a “Specified Employee,” as defined; provided that no dividend or dividend equivalents will be paid, accrued or accumulated in respect of the period during which settlement was delayed.
(ii)Settlement of the Performance Share Units under Sections 6(a) or 6(b) in the event of a Change in Control will occur only if an event relating to the Change in Control constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5) and only if your Retirement under Section 6(a) or Termination Not for Cause under Section 6(b) constitute a “separation from service” under Treas. Reg. § 1.409A-1(h).
(g)Definition of “Termination Not for Cause.” For purposes of this Section 6, a “Termination Not for Cause” means a termination initiated by the Company or a subsidiary of the Company for reason other than willful misconduct, activity deemed detrimental to the interests of the Company and its subsidiaries and affiliates, or Disability (as defined in Section 7 below), provided that if you are employed in the United States or Puerto Rico at the time of your Termination Not for Cause, you execute and do not revoke a release in favor of the Company and its predecessors, successors, affiliates, subsidiaries, directors and employees in a form satisfactory to the Company by the applicable deadline specified in Section 6(b).
(h)Determination of Termination Date. For purposes of the Performance Share Units, your employment will be considered terminated as of the date you are no longer actively providing services to the Company or one of its subsidiaries or affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and, unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the Performance Share Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Company shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Performance Share Units (including whether you may still be considered to be providing services while on a leave of absence). For the avoidance of doubt, employment during only a portion of the Restricted Period, but where your employment has terminated prior to a vesting date, will not entitle you to vest in a pro-rata portion of the Performance Share Units, unless otherwise provided in this Agreement.

(i)Release Procedure. In any case in which you are required to execute a release as a condition to vesting and settlement of the Performance Share Units, the applicable procedure shall be as specified under the 409A Compliance Rules, except that the deadline for complying with such condition shall be the period provided in this Agreement.
7.DISABILITY OF PARTICIPANT
For purposes of this Agreement, “Disability” or “Disabled” shall mean qualifying for and receiving payments under a disability plan of the Company or any subsidiary of the Company or affiliate of the Company either in the United States or in a jurisdiction outside of the United States, and in jurisdictions outside of the United States shall also include qualifying for and receiving payments under a mandatory or universal disability plan or program managed or maintained by the government. If you become Disabled, you will not be deemed to have terminated employment for the period during which, under the applicable Disability pay plan of the Company or a subsidiary of the Company or affiliate of the Company, you are deemed to be employed and continue to receive Disability payments. However, no period of continued Disability shall continue beyond 29 months for purposes of this Agreement, at which time you will have considered to have separated from service in accordance with applicable laws as more fully provided for herein and specifically in Section 6(f) above. Upon the cessation of payments under such Disability pay plan, (i) if you return to employment status with the Company or a subsidiary or affiliate, you will not be deemed to have terminated employment, and (ii) if you do not return to such employment status or are considered to have separated from service as noted above, you will be deemed to have terminated employment at the date of cessation of such Disability payments, with such termination treated for purposes of the Performance Share Units as a Retirement, death, Termination Not for Cause or voluntary termination based on your circumstances at the time of such termination.
8.DEATH OF PARTICIPANT
In the event of your death while employed by the Company or a subsidiary of the Company and prior to settlement of Performance Share Units, you will be deemed vested in a prorated portion of Performance Share Units, provided that you have been employed by the Company or a subsidiary of the Company for at least one year following the Award Date. Your beneficiary shall be entitled to settlement of any of your Performance Share Units that were deemed vested within 60 days following the later of (x) your death, or (y) the date upon which the Committee determines the extent to which such Performance Share Units have been deemed vested in accordance with Section 4 (in each case, subject to Section 6(f) above and the 409A Compliance Rules). In the event of your becoming vested hereunder on account of death, or in the event of your death subsequent to your Retirement hereunder and prior to the delivery of shares in settlement of Performance Share Units (not previously forfeited), Shares in settlement of your Performance Share Units shall be delivered to your beneficiary upon presentation to the Committee of letters testamentary or other documentation satisfactory to the Committee, and your beneficiary shall succeed to any other rights provided hereunder in the event of your death. In the case of your death, any Performance Share Units that have not been vested and thereafter will not be deemed vested under this Section 8 will be canceled and forfeited.
9.RESPONSIBILITY FOR TAXES
You acknowledge that, regardless of any action taken by the Company, any subsidiary or any affiliate of the Company, including your employer (“Employer”), the ultimate liability for all income tax (including U.S. and non-U.S. federal, state, and local taxes), social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer, in its discretion, to be an appropriate charge to you even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. You further acknowledge that the Company, any subsidiary or affiliate and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Share Units or underlying Shares, including the grant of the Performance Share Units, the vesting of Performance Share Units, the conversion of the Performance Share Units into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at settlement and the receipt of any dividends; and, (b) do not commit to structure the terms of the grant or any aspect of the Performance Share Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
In connection with the relevant taxable event, you agree to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items that require withholding by the Company or the Employer. In this regard, by your acceptance of the Performance Share Units, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:
(a)requiring you to make a payment in a form acceptable to the Company; or
(b)withholding from your wages or other cash compensation payable to you; or
(c)withholding from proceeds of the sale of Shares acquired upon settlement of the Performance Share Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or
(d)withholding in Shares to be issued upon settlement of the Performance Share Units;
provided, however, if you are a Section 16 officer of the Company under the Securities Exchange Act of 1934, as amended, then the Company will withhold Shares deliverable in settlement of Performance Share Units upon the relevant taxable or tax withholding event, as applicable, unless (i) the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items that require withholding may be satisfied by one or a combination of methods (b) and (c) above or (ii) you have made arrangements satisfactory to the Company and your Employer to provide for payment of withholding tax obligations in a manner other than by means of the withholding of Shares deliverable in settlement of Performance Share Units not later than 90 days before the relevant taxable or tax withholding event.
The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum withholding rates applicable in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash and (with no entitlement to the equivalent in Shares) or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If any obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Performance Share Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying certain of the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or cash in settlement of the Performance Share Units if you fail to comply with your obligations in connection with the Tax-Related Items.
Notwithstanding anything in this Section 9 to the contrary, to avoid a prohibited acceleration under Section 409A, if Shares subject to the Performance Share Units will be withheld or released for sale to satisfy any Tax-Related Items arising prior to the date of settlement of the Performance Share Units for any portion of the Performance Share Units that is considered nonqualified deferred compensation subject to Section 409A, then the number of shares withheld or released shall not exceed the number of shares that equals the liability for Tax-Related Items with respect to the portion of the Performance Share Units considered to be nonqualified deferred compensation, and otherwise such withholding or release will comply with Code Section 409A.
10.NON-COMPETITION AND NON-SOLICITATION AGREEMENT AND COMPANY RIGHT TO INJUNCTIVE RELIEF, DAMAGES, RESCISSION, FORFEITURE AND OTHER REMEDIES
You acknowledge that the grant of Performance Share Units pursuant to this Agreement is sufficient consideration for this Agreement, including, without limitation, all applicable restrictions imposed on you by this Section 10. You further acknowledge and agree that you have been provided with at least fourteen (14) days to review this Agreement before signing and that you have been advised to consult with an attorney before signing this Agreement. For the avoidance of doubt, the non-competition provisions of Section 10(c)(i)-(ii) below shall only be applicable during your employment by BMS (as defined in Section 10(e)(iii)).
(a)Confidentiality Obligations and Agreement. By accepting this Agreement, you agree and/or reaffirm the terms of all agreements related to treatment of Confidential Information that you signed at the inception of or during your employment, the terms of which are incorporated herein by reference. This includes, but is not limited to, use or disclosure of any BMS Confidential Information, Proprietary Information, or Trade Secrets to third parties. Confidential Information, Proprietary Information, and Trade Secrets include, but are not limited to, any information gained in the course of your employment with BMS that is marked as confidential or could reasonably be expected to harm BMS if disclosed to third parties, including without limitation, any information that could reasonably be expected to aid a competitor or potential competitor in making inferences regarding the nature of BMS’s business activities, where such inferences could reasonably be expected to allow such competitor to compete more effectively with BMS. You agree that you will not remove or disclose BMS Confidential Information, Proprietary Information or Trade Secrets. Unauthorized removal includes forwarding or downloading confidential information to personal email or other electronic media and/or copying the information to personal unencrypted thumb drives, cloud storage or drop box. Immediately upon termination of your employment for any reason, you will return to BMS all of BMS’s confidential and other business materials that you have or that are in your possession or control and all copies thereof, including all tangible embodiments thereof, whether in hard copy or electronic format and you shall not retain any versions thereof on any personal computer or any other media (e.g., flash drives, thumb drives, external hard drives and the like). In addition, you will thoroughly search personal electronic devices, drives, cloud-based storage, email, cell phones, and social media to ensure that all BMS information has been deleted. In the event that you commingle personal and BMS confidential information on these devices or storage media, you hereby consent to the removal and permanent deletion of all information on these devices and media. Nothing in this paragraph or Agreement limits or prohibits your right to report potential violations of law, rules, or regulations to, or communicate with, cooperate with, testify before, or otherwise assist in an investigation or proceeding by, any government agency or entity, or engage in any other conduct that is required or protected by law or regulation, and you are not required to obtain the prior authorization of BMS to do so and are not required to notify BMS that you have done so.
(b)Inventions. To the extent permitted by local law, you agree and/or reaffirm the terms of all agreements related to inventions that you signed at the inception of or during your employment, and agree to promptly disclose and assign to BMS all of your interest in any and all inventions, discoveries, improvements and business or marketing concepts related to the current or contemplated business or activities of BMS, and which are conceived or made by you, either alone or in conjunction with others, at any time or place during the period you are employed by BMS. Upon request of BMS, including after your termination, you agree to execute, at BMS’s expense, any and all applications, assignments, or other documents which BMS shall determine necessary to apply for and obtain letters patent to protect BMS’s interest in such inventions, discoveries, and improvements and to cooperate in good faith in any legal proceedings to protect BMS’s intellectual property.
(c)Non-Competition, Non-Solicitation and Related Covenants. By accepting this Agreement, you agree to the restrictive covenants outlined in this section unless expressly prohibited by local law as follows. Given the extent and nature of the confidential information that you have obtained or will obtain during the course of your employment with BMS, it would be inevitable or, at the least, substantially probable that such confidential information would be disclosed or utilized by you should you obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with BMS. Even if not inevitable, it would be impossible or impracticable for BMS to monitor your strict compliance with your confidentiality obligations. Consequently, you agree that you will not, directly or indirectly, except in the performance of your duties for BMS:
(i)during the Covenant Restricted Period (as defined below), own or have any financial interest in a Competitive Business (as defined below), except that nothing in this clause shall prevent you from owning one per cent or less of the outstanding securities of any entity whose securities are traded on a U.S. national securities exchange (including NASDAQ) or an equivalent foreign exchange;
(ii)during the Covenant Restricted Period, whether or not for compensation, either on your own behalf or as an employee, officer, agent, consultant, director, owner, partner, joint venturer, shareholder, investor, or in any other capacity, be actively connected with a Competitive Business or otherwise advise or assist a Competitive Business with regard to any product, investigational compound, technology, service or line of business that competes with any product, investigational compound, technology, service or line of business with which you worked or about which you became familiar as a result of your employment with BMS. Actively connected does not include application for other employment with a Competitive Business;
(iii)for employees in an executive, management, supervisory or business unit lead role while in service or at the time of termination, you will not, during the Covenant Restricted Period, employ, solicit for employment, solicit, induce, encourage, or participate in soliciting, inducing or encouraging any BMS employee to terminate or reduce his or her or its relationship with BMS. This restriction includes, but is not limited to, participation by you, other than on behalf of BMS, in any and all parts of the staffing and hiring processes involving a candidate regardless of the means by which an employer other than BMS became aware of the candidate;
(iv)during the Covenant Restricted Period, solicit, induce, encourage, appropriate or attempt to solicit, divert or appropriate, by use of Confidential Information, any existing or prospective customer, vendor or supplier of BMS that you became aware of or was introduced to in the course of your duties for BMS, to terminate, cancel or otherwise reduce its relationship with BMS; and
(v)during the Covenant Restricted Period, engage in any activity that is harmful to the interests of BMS, including, without limitation, any conduct during the term of your employment that violates BMS’s Standards of Business Conduct and Ethics, securities trading policy and other policies.
(d)Rescission, Forfeiture and Other Remedies. If BMS determines that you have violated any applicable provisions of Section 10(c) above during the Covenant Restricted Period, in addition to injunctive relief and damages, you agree and covenant that:
(i)any portion of the Performance Share Units not vested or settled shall be immediately rescinded;
(ii)you shall automatically forfeit any rights you may have with respect to the Performance Share Units as of the date of such determination;
(iii)if any part of the Performance Share Units vested within the twelve-month period immediately preceding a violation of Section 10(c) above (or vested following the date of any such violation), upon BMS’s demand, you shall immediately deliver to it a certificate or certificates for Shares that you acquired upon settlement of such Performance Share Units (or an equivalent number of other shares), including any Shares that may have been withheld or sold to cover withholding obligations for Tax-Related Items; and
(iv)the foregoing remedies set forth in this Section 10(c) shall not be BMS’s exclusive remedies. BMS reserves all other rights and remedies available to it at law or in equity.
(e)Definitions. For purposes of this Agreement, the following definitions shall apply:
(i)“Competitive Business” means any business that is engaged in or is about to become engaged in the development, production or sale of any product, investigational compound, technology, process, service or line of business concerning the treatment of any disease, which product, investigational compound, technology, process, service or line of business resembles or competes with any product, investigational compound, technology, process, service or line of business that was sold by, or in development at, BMS during your employment with BMS.
(ii)The “Covenant Restricted Period” for purposes of Sections 10(c)(iii) and 10(c)(iv) shall be the period during which you are employed by BMS and twelve (12) months after the end of your term of employment with and/or work for BMS for any reason, (e.g., restriction applies regardless of the reason for termination and includes voluntary and involuntary termination). The “Covenant Restricted Period” for purposes of Sections 10(c)(i), 10(c)(ii) and 10(c)(v) shall be the period of employment by BMS. In the event that BMS files an action to enforce rights arising out of this Agreement, the Covenant Restricted Period shall be extended for all periods of time in which you are determined by the Court or other authority to have been in violation of the provisions of Section 10(c).
(iii)“BMS” means the Company, all related companies, affiliates, subsidiaries, parents, successors, assigns and all organizations acquired by the foregoing.

(f)Severability. You acknowledge and agree that the period and scope of restriction imposed upon you by this Section 10 are fair and reasonable and are reasonably required for the protection of BMS. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid provisions were not part of this Agreement. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, illegal or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable to the maximum extent permissible under law and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision. You acknowledge and agree that your covenants under this Agreement are ancillary to your employment relationship with BMS, but shall be independent of any other contractual relationship between you and BMS. Consequently, the existence of any claim or cause of action that you may have against BMS shall not constitute a defense to the enforcement of this Agreement by BMS, nor an excuse for noncompliance with this Agreement.
(g)Additional Remedies. You acknowledge and agree that any violation by you of this paragraph will cause irreparable harm to BMS and BMS cannot be adequately compensated for such violation by damages.  Accordingly, if you violate or threaten to violate this Agreement, then, in addition to any other rights or remedies that BMS may have in law or in equity, BMS shall be entitled, without the posting of a bond or other security, to obtain an injunction to stop or prevent such violation, including but not limited to obtaining a temporary or preliminary injunction from a Delaware court pursuant to Section 1(a) of the Mutual Arbitration Agreement (if applicable) and Section 20 of this Agreement. You further agree that if BMS incurs legal fees or costs in enforcing this Agreement, you will reimburse BMS for such fees and costs.
(h)Binding Obligations. These obligations shall be binding both upon you, your assigns, executors, administrators and legal representatives. At the inception of or during the course of your employment, you may have executed agreements that contain similar terms. Those agreements remain in full force and effect. In the event that there is a conflict between the terms of those agreements and this Agreement, this Agreement will control.
(i)Enforcement. BMS retains discretion regarding whether or not to enforce the terms of the covenants contained in this Section 10 and its decision not to do so in your instance or anyone’s case shall not be considered a waiver of BMS’s right to do so.
(j)Duty to Notify Third Parties; BMS Notification. During your employment with BMS and for a period of 12 months after your termination of employment from BMS, you shall communicate any post-employment obligations under this Agreement to each subsequent employer. You also authorize BMS to notify third parties, including without limitation, customers and actual or potential employers, of the terms of this Agreement and your obligations hereunder upon your separation from BMS or your separation from employment with any subsequent employer during the applicable Covenant Restricted Period, by providing a copy of this Agreement or otherwise.
11.DIVIDENDS AND OTHER ADJUSTMENTS
(a)Dividends or dividend equivalents are not paid, accrued or accumulated on Performance Share Units during the Restricted Period, except as provided in Section 11(b).

(b)The target number of Performance Share Units, the number of Performance Share Units deemed vested, the kind of securities deliverable in settlement of Performance Share Units and/or any performance measure based on per share results shall be appropriately adjusted in order to prevent dilution or enlargement of your rights with respect to the Performance Share Units upon the occurrence of an event referred to in Section 11(c) of the Plan (excluding any payment of ordinary dividends on Common Stock). In furtherance of the foregoing, in the event of an equity restructuring, as defined in FASB ASC Topic 718, that affects the Shares, you shall have a legal right to an adjustment to your Performance Share Units that will preserve without enlarging the value of the Performance Share Units, with the manner of such adjustment to be determined by the Committee in its discretion. Any Performance Share Units or related rights that directly or indirectly result from an adjustment to a Performance Share Unit hereunder shall be subject to the same risk of forfeiture and other conditions as apply to the granted Performance Share Unit and will be settled at the same time as the granted Performance Share Unit.
12.EFFECT ON OTHER BENEFITS
In no event shall the value, at any time, of the Performance Share Units or any other payment or right to payment under this Agreement be included as compensation or earnings for purposes of any compensation, retirement, or benefit plan offered to employees of the Company or its subsidiaries or affiliates unless otherwise specifically provided for in such plan. Performance Share Units and the underlying Shares (or their cash equivalent) and the income and value of the same are not part of normal or expected compensation or salary for any purpose including, but not limited to, calculation of any severance, resignation, termination, redundancy or end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement benefits, or similar mandatory payments.
13.ACKNOWLEDGMENT OF NATURE OF PLAN AND PERFORMANCE SHARE UNITS
In accepting the Performance Share Units, you acknowledge, understand and agree that:
(a)The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)The award of Performance Share Units is exceptional voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Share Units, or benefits in lieu of Performance Share Units even if Performance Share Units have been awarded in the past;
(c)All decisions with respect to future awards of Performance Share Units or other awards, if any, will be at the sole discretion of the Company;
(d)The award of Performance Share Units is granted as an incentive for future services and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any other subsidiary or affiliate of the Company;
(e)Your participation in the Plan is voluntary;
(f)The Performance Share Units and the Shares subject to the Performance Share Units, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)Unless otherwise agreed by the Company, the Performance Share Units and the Shares subject to the Performance Share Units, the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a subsidiary or an affiliate of the Company;
(h)The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)No claim or entitlement to compensation or damages arises from the forfeiture of Performance Share Units, resulting from termination of your employment with the Company, or any of its subsidiaries or affiliates, including the Employer (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or other service agreement, if any);
(j)Unless otherwise provided in the Plan or by the Company in its discretion, the Performance Share Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Share Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(k)Neither the Company, the Employer nor any subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Performance Share Units or of any amounts due to you pursuant to the settlement of the Performance Share Units or the subsequent sale of any Shares acquired upon settlement; and
(l)You agree that the Company may recover any compensation received by you under this Agreement, including, without limitation, pursuant to Sections 6, 7 and 8 hereof, if such recovery is pursuant to a clawback or recoupment policy approved by the Committee.
14.NO ADVICE REGARDING GRANT
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
15.RIGHT TO CONTINUED EMPLOYMENT
Nothing in the Plan or this Agreement shall confer on you any right to continue in the employ of the Company or any subsidiary or affiliate of the Company or any specific position or level of employment with the Company or any subsidiary or affiliate of the Company or affect in any way the right of the Employer to terminate your employment without prior notice at any time for any reason or no reason.
16.ADMINISTRATION; UNFUNDED OBLIGATIONS
The Committee shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this Agreement, and all such Committee determinations shall be final, conclusive, and binding upon the Company, any subsidiary or affiliate, you, and all interested parties. Any provision for distribution in settlement of your Performance Share Units and other obligations hereunder shall be by means of bookkeeping entries on the books of the Company, or by such other commercially reasonable means of delivery of Shares to you, and Performance Share Units and related rights hereunder shall not create in you or any beneficiary any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for you or any beneficiary. Until Performance Share Units are in fact settled, you and any of your beneficiaries shall be a general creditor of the Company with respect to Performance Share Units.
17.DEEMED ACCEPTANCE
You are required to accept the terms and conditions set forth in this Agreement prior to the first anniversary of the Award Date in order for you to receive the award granted to you hereunder. If you wish to decline this award, you must reject this Agreement prior to the first anniversary of the Award Date. For your benefit, if you have not rejected the Agreement prior to the first anniversary of the Award Date, you will be deemed to have automatically accepted this award and all the terms and conditions set forth in this Agreement. Deemed acceptance will allow the Shares to be released to you in a timely manner and, once released, you waive any right to assert that you have not accepted the terms hereof.
18.AMENDMENT TO PLAN
This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that, subject to Sections 25, 27 and 29 of this Agreement, and the provisions of Addendum A hereto, your rights relating to the Performance Share Units may not be materially adversely affected by any amendment or termination of the Plan approved after the Award Date without your written consent.
19.SEVERABILITY AND VALIDITY
The various provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.GOVERNING LAW, JURISDICTION AND VENUE
This Agreement and award grant shall be governed by the substantive laws (but not the choice of law rules) of the State of Delaware. The forum in which disputes arising under this Performance Share Unit grant and Agreement shall be decided depends on whether you are subject to the Mutual Arbitration Agreement.
(a)If you are subject to the Mutual Arbitration Agreement, any dispute that arises under this Performance Share Unit grant or Agreement shall be governed by the Mutual Arbitration Agreement. Any application to a court under Section 1(a) of the Mutual Arbitration Agreement for temporary or preliminary injunctive relief in aid of arbitration or for the maintenance of the status quo pending arbitration shall exclusively be brought and conducted in the courts of Wilmington, Delaware, or the federal courts for the United States District Court for the District of Delaware, and no other courts where this Performance Share Unit grant is made and/or performed. The parties hereby submit to and consent to the jurisdiction of the State of Delaware for purposes of any such application for injunctive relief.
(b)If you are not subject to the Mutual Arbitration Agreement, this Agreement and award grant shall be governed by the substantive laws (but not the choice of law rules) of the State of Delaware. For purposes of litigating any dispute that arises under this Performance Share Unit grant or Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, agree that such litigation shall exclusively be conducted in the courts of Wilmington, Delaware, or the federal courts for the United States District Court for the District of Delaware, and no other courts where this Performance Share Unit grant is made and/or performed.

21.SUCCESSORS
This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.
22.ELECTRONIC DELIVERY AND ACCEPTANCE
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic systems established and maintained by the Company or a third party designated by the Company.
23.INSIDER TRADING/MARKET ABUSE LAWS
You acknowledge that, depending on your country or broker’s country, or the country in which Common Stock is listed, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., Performance Share Units) or rights linked to the value of Common Stock, during such times as you are considered to have “inside information” regarding the Company (as defined by the laws) or regulations in applicable jurisdictions, including the United States and your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before possessing inside information. Furthermore, you may be prohibited from (i) disclosing insider information to any third party, including fellow employees and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.
24.LANGUAGE
You acknowledge that you are proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms of this Agreement, the Plan and any other Plan-related documents. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.
25.COMPLIANCE WITH LAWS AND REGULATIONS
Notwithstanding any other provisions of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, you understand that the Company will not be obligated to issue any Shares pursuant to the vesting and/or settlement of the Performance Share Units, if the issuance of such Shares shall constitute a violation by you or the Company of any provision of law or regulation of any governmental authority. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares. Any determination by the Company in this regard shall be final, binding and conclusive.
26.ENTIRE AGREEMENT AND NO ORAL MODIFICATION OR WAIVER

This Agreement (including the terms of the Plan and the Grant Summary) contains the entire understanding of the parties, provided that, if you are subject to the Mutual Arbitration Agreement, then the Mutual Arbitration Agreement is hereby incorporated into and made a part of this Agreement. Subject to Sections 25, 27 and 29 of this Agreement, and the provisions of Addendum A, this Agreement shall not be modified or amended except in writing duly signed by the parties except that the Company may adopt a modification or amendment to the Agreement that is not materially adverse to you in writing signed only by the Company. Any waiver of any right or failure to perform under this Agreement shall be in writing signed by the party granting the waiver and shall not be deemed a waiver of any subsequent failure to perform.
27.ADDENDUM A
Your Performance Share Units shall be subject to any additional provisions set forth in Addendum A to this Agreement for your country, if any. If you relocate to one of the countries included in Addendum A, the additional provisions for such country, if any, shall apply to you, without your consent, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Addendum A constitutes part of this Agreement.
28.FOREIGN ASSET/ACCOUNT REPORTING REQUIREMENTS AND EXCHANGE CONTROLS
Your country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Share sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should consult your personal legal advisor for any details.
29.IMPOSITION OF OTHER REQUIREMENTS
The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance Share Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

For the Company

Bristol-Myers Squibb Company

By:	/s/ Ann Powell
Ann Powell
Chief Human Resources Officer
I have read this Agreement in its entirety. I understand that this award has been granted to provide a means for me to acquire and/or expand an ownership position in Bristol-Myers Squibb Company. I acknowledge and agree that sales of Shares will be subject to the Company’s policies regulating trading by employees. I acknowledge and agree that I have been provided with at least fourteen (14) calendar days to review this Agreement before signing and that I have been advised to consult with an attorney before signing this Agreement. In accepting this award, I hereby agree that Fidelity, or such other vendor as the Company may choose to administer the Plan, may provide the Company with any and all account information for the administration of this award.
I hereby agree to all the terms, restrictions and conditions set forth in this Agreement, including, but not limited to any post-employment covenants described herein.

Exhibit A

PERFORMANCE SHARE UNITS AGREEMENT
Under the Bristol-Myers Squibb Company
2021 Stock Award and Incentive Plan
2023-2025 Performance Share Units Award
Performance Goals for the Performance Period and TSR Measurement Period
Participant shall vest in Performance Share Units in the manner set forth in this Exhibit A.
Between February 28, 2026 and March 10, 2026, the Committee shall determine and certify the extent to which Performance Share Units are deemed vested based on the Company’s 2023-2025 Revenues Performance (net of foreign exchange), 2023-2025 Non-GAAP Operating Margin Performance and Three-Year Relative Total Shareholder Return Compound Annual Growth Rate (“TSR CAGR”) Performance, determined based on the following grid:

Performance Measure	Threshold	Target	Maximum
January 1, 2023 – December 31, 2025 Revenues, net of foreign exchange ($=MM)
January 1, 2023 – December 31, 2025 Non-GAAP Operating Margin
March 10, 2023 – February 28, 2026 Relative TSR CAGR Performance
Participant shall vest in 50% of the target number of Performance Share Units for “Threshold Performance,” 100% of the target number of Performance Share Units for “Target Performance,” and 200% of the target number of Performance Share Units for “Maximum Performance.” For this purpose, 2023-2025 Revenues Performance (net of foreign exchange) is weighted 40%, 2023-2025 Non-GAAP Operating Margin Performance is Weighted 25% and Three-Year Relative TSR CAGR Performance is weighted 35%, so the level of vesting of Performance Share Units shall be determined on a weighted-average basis.
“Median TSR CAGR” shall mean for our Peer Companies, the TSR CAGR at which half of our Peer Companies’ TSR CAGR results are below and half of our Peer Companies’ TSR CAGR results are above.
“Non-GAAP Operating Margin” shall mean (a) earnings before interest and tax, less other income and expenses, divided by (b) total revenues (net of foreign exchange).
“Peer Companies” shall mean each of the following companies provided that it remains publicly traded throughout the entire TSR Measurement Period:

AbbVie	Johnson & Johnson
Amgen	Merck
AstraZeneca	Novartis
Biogen	Pfizer
Eli Lilly	Roche
1

Gilead Sciences	Sanofi
GlaxoSmithKline
Companies that were publicly traded as of the Award Date but are no longer publicly traded as of the end of the TSR Measurement Period shall be excluded, except that companies that are no longer publicly traded as of the end of the TSR Measurement Period due to filing for bankruptcy prior to the end of the TSR Measurement Period shall be assigned a Total Shareholder Return of -100% for the TSR Measurement Period. In the case of a merger or acquisition involving two Peer Companies during the TSR Measurement Period, the acquiree or merged company, as the case may be, shall be removed from the list of Peer Companies, and the acquirer or successor company, as the case may be, shall remain on the list of Peer Companies. In the case of a spinoff involving a Peer Company during the TSR Measurement Period, such company shall remain on the list of Peer Companies, provided that it remains an appropriate peer. Any new company formed as a result of the spinoff shall not be added to the list of Peer Companies for the current TSR Measurement Period (however, such company may be added to the list of Peer Companies for subsequent awards, if the Committee deems such inclusion appropriate).
“Relative TSR CAGR Performance” shall mean the Company’s TSR CAGR relative to the Median TSR CAGR for our Peer Companies for the TSR Measurement Period. Performance of 500 basis points (5%) above median results in a payout at 200% of target on the relative TSR CAGR portion of the award with straight-line interpolation used for performance between target and maximum. Performance of 500 basis points (5%) below median results in a payout at 50% of target on the relative TSR CAGR potion of the award with straight line interpolation used for performance between threshold and target. In the event of underperformance by more than 500 basis points (5%) below the median, there will be no payout on the relative TSR CAGR portion of the award. In the event of outperformance, the payout on the relative TSR CAGR portion of the award cannot exceed 200% of target.
“Total Shareholder Return (TSR)” shall mean the change in the value, expressed as a percentage of a given dollar amount invested in a company’s most widely publicly traded stock over the TSR Measurement Period, taking into account both stock price appreciation (or depreciation) and the reinvestment of dividends (including the cash value of non-cash dividends) in additional stock of the company. The ten (10) trading-day average closing values of the Company’s Common Stock and the stock of the Peer Companies, as applicable (i.e., average closing values over the period of 10 trading days ending on the Award Date and the final 10 trading days ending on the last day of the TSR Measurement Period), shall be used to value the Company’s Common Stock and the stock of the Peer Companies, as applicable, at the beginning and end of the TSR Measurement Period. Dividend reinvestment shall be calculated consistently for the Company and all Peer Companies.
“TSR CAGR” shall mean the compound annual growth rate TSR during the TSR Measurement Period, expressed as a percentage.
“TSR Measurement Period” shall mean March 10, 2023 to February 28, 2026.
For purposes of the Median TSR CAGR calculation, the Company will be excluded from the group of Peer Companies.
Determinations of the Committee regarding 2023-2025 Revenues Performance (net of foreign exchange), 2023-2025 Non-GAAP Operating Margin Performance, Three-Year Relative TSR CAGR Performance and the resulting Performance Share Units vested, and related matters, will be final and binding on Participant. In making its determinations with respect to 2023-2025 Revenues Performance (net of foreign exchange), 2023-2025 Non-GAAP Operating Margin Performance and Three-Year Relative TSR
2

CAGR Performance, the Committee may exercise its discretion (reserved under Section 6(i) of the Plan) to increase or reduce the amount of Performance Share Units deemed vested, in its sole discretion.
3

Addendum A
BRISTOL-MYERS SQUIBB COMPANY
ADDITIONAL PROVISIONS FOR PERFORMANCE SHARE UNITS IN CERTAIN COUNTRIES
Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.
This Addendum A includes additional provisions that apply if you are residing and/or working in one of the countries listed below. This Addendum A is part of the Agreement.
This Addendum A also includes information of which you should be aware with respect to your participation in the Plan. For example, certain individual exchange control reporting requirements may apply upon vesting of the Performance Share Units and/or sale of Shares. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2023 and is provided for informational purposes. Such laws are often complex and change frequently, and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your Performance Share Units vest or are settled, or you sell Shares acquired under the Plan.
In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you currently are residing and/or working, transfer employment and/or residency after the Performance Share Units are granted to you, or are considered a resident of another country for local law purposes, the information contained herein for the country you are residing and/or working in at the time of grant may not be applicable to you in the same manner, and the Company shall, in its discretion, determine to what extent the additional provisions contained herein shall be applicable to you.
All Countries
Retirement. The following provision supplements Section 6(a) of the Agreement:
Notwithstanding the foregoing, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in your jurisdiction that likely would result in the favorable treatment that applies to the Performance Share Units in the event of your Retirement being deemed unlawful and/or discriminatory, the provisions of Section 6(a) regarding the treatment of the Performance Share Units in the event of your Retirement shall not be applicable to you.
All Countries Outside the European Union/ European Economic Area/Switzerland/United Kingdom
Data Privacy Consent.
By accepting the Award, you explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement by and among,
Addendum-1

as applicable, the Employer, the Company and its other subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company, the Employer and other subsidiaries and affiliates of the Company hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, employee ID, social security number, passport or other identification number (e.g., resident registration number), tax code, hire date, termination date, termination code, division name, division code, region name, salary grade, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Share Units or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to Fidelity Stock Plan Services and certain of its affiliates (“Fidelity”), or such other stock plan service provider as may be selected by the Company in the future, which assist in the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g. the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Fidelity and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Performance Share Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant Performance Share Units or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Upon request of the Company or the Employer, you agree to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future.  You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.
Argentina
Labor Law Policy and Acknowledgement. This provision supplements Sections 12 and 13 of the Agreement:
Addendum-2

By accepting the Performance Share Units, you acknowledge and agree that the grant of Performance Share Units is made by the Company (not the Employer) in its sole discretion and that the value of the Performance Share Units or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each vesting date.
Securities Law Information. Neither the Performance Share Units nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. Certain restrictions and requirements may apply if and when you transfer proceeds from the sale of Shares or any cash dividends paid with respect to such shares into Argentina.
Exchange control regulations in Argentina are subject to change. You should speak with your personal legal advisor regarding any exchange control obligations that you may have prior to vesting in the Performance Share Units or remitting funds into Argentina, as you are responsible for complying with applicable exchange control laws.
Australia
Compliance with Laws. Notwithstanding anything else in the Agreement, you will not be entitled to and shall not claim any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Securities Law Information. The offer of Performance Share Units is made under Division 1A Part 7.12 of the Corporations Act 2001 (Cth). If you offer Shares acquired under the Plan for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on any disclosure obligations prior to making any such offer.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Treatment of Performance Share Units Upon Termination of Employment. Notwithstanding anything in the Agreement to the contrary, in the event all or a portion of the Shares to be issued to you upon vesting and settlement of the Performance Share Units become distributable upon your termination of employment or at some time following your termination of employment, the Company may determine, in its discretion, that such Shares will vest and become distributable as soon as practicable following your termination of employment without application of the TSR Modifier.  You will not continue to vest in Performance Share Units or be entitled to any portion of Performance Share Units after your termination of employment.

Addendum-3

Exchange Control Information. Exchange control reporting is required for inbound cash transactions exceeding A$10,000 and inbound international fund transfers of any value, that do not involve an Australian bank.
Austria
Exchange Control Information. If you hold securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, you may be subject to reporting obligations to the Austrian National Bank. If the value of the shares meets or exceeds a certain threshold, you must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amount held outside of Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained in the next paragraph.
If you sell your Shares, or receive any cash dividends, you may have exchange control obligations if you hold the cash proceeds outside of Austria. If the transaction volume of all your accounts abroad meets or exceeds a certain threshold, you must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
Belgium
There are no country-specific provisions.
Bermuda
Securities Law Information. The Plan and this Agreement are not subject to, and have not received approval from either the Bermuda Monetary Authority or the Registrar of Companies in Bermuda and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. If any Shares acquired under the Plan are offered or sold in Bermuda, the offer or sale must comply with the provisions of the Investment Business Act 2003 of Bermuda. Alternatively, the Shares may be sold on the New York Stock Exchange on which they are listed.
Brazil
Labor Law Policy and Acknowledgement. This provision supplements Section 12 and 13 of the Agreement:
By accepting the Performance Share Units, you acknowledge and agree that (i) you are making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the Restricted Period.
Further, you acknowledge and agree that, for all legal purposes, (i) any benefits provided to you under the Plan are unrelated to your employment or other service; (ii) the Plan is not a part of the terms and conditions of your employment or other service; and (iii) the income from your participation in the Plan, if any, is not part of your remuneration from employment or other service.
Compliance with Laws. By accepting the Performance Share Units, you agree that you will comply with Brazilian law when you vest in the Performance Share Units and sell Shares. You also agree to report and
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pay any and all taxes associated with the vesting of the Performance Share Units, the sale of the Shares acquired pursuant to the Plan and the receipt of any dividends.
Exchange Control Information. You must prepare and submit a declaration of assets and rights held outside of Brazil to the Central Bank on an annual basis if you hold assets or rights valued at more than US$1,000,000. Quarterly reporting is required if such amount exceeds US$100,000,000. The assets and rights that must be reported include Shares and may include the Performance Share Units.
Bulgaria
Exchange Control Information. You will be required to file statistical forms with the Bulgarian national bank annually regarding your receivables in bank accounts abroad, as well as securities held abroad (e.g., shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds a certain threshold. The reports are due by March 31. You should contact your bank in Bulgaria for additional information regarding these requirements.
Canada
Settlement of Performance Share Units. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Performance Share Units will be settled in Shares only, not cash.
Securities Law Information. You acknowledge and agree that you will sell Shares acquired through participation in the Plan only outside of Canada through the facilities of a stock exchange on which the Shares are listed. Currently, the Shares are listed on the New York Stock Exchange.
Termination of Employment. This provision supplements Section 6(h) of the Agreement:
In the event of termination of your employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or the Plan, your right to vest in the Performance Share Units, if any, will terminate effective as of the date that is the earliest of (1) the date upon which your employment with the Company or any of its subsidiaries is terminated; (2) the date you receive written notice of termination of employment or (3) the date you are no longer actively employed by the Company or any of its subsidiaries, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Committee shall have the exclusive discretion to determine when you are no longer employed or actively providing services for purposes of the Performance Share Units (including whether you may still be considered employed or actively providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, your right to vest in the Performance Share Units, if any, will terminate effective upon the expiry of your minimum statutory notice period, and you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting, unless otherwise provided in the Agreement.
The following provision applies if you are resident in Quebec:
Language: A French translation of the Plan and the Agreement has been made available to you. Unless you indicate otherwise, the French translation of the Plan and the Agreement will govern your participation in the Plan.

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Langue. Une traduction française du Régime et de la Convention est mise à votre disposition. À moins que vous n'indiquiez le contraire, la traduction française du Régime et de la Convention régira votre participation au Régime.
Data Privacy. This provision supplements the Data Privacy Consent provision above in this Addendum A:
You hereby authorize the Company, the Employer and their representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration and operation of the Plan. You further authorize the Company and its subsidiaries to disclose and discuss the Plan with their advisors. You further authorize the Company and its subsidiaries to record such information and to keep such information in your employee file. You acknowledge and agree that your personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. Finally, you acknowledge and authorize the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.
Chile
Labor Law Policy and Acknowledgement. This provision supplements Sections 12 and 13 of the Agreement:
In accepting the Performance Share Units, you agree the Performance Share Units and the Shares underlying the Performance Share Units, and the income and value of same, shall not be considered as part of your remuneration for purposes of determining the calculation base of future indemnities, whether statutory or contractual, for years of service (severance) or in lieu of prior notice, pursuant to Article 172 of the Chilean Labor Code.
Securities Law Information. The offer of the Performance Share Units constitutes a private offering in Chile effective as of the Award Date. The offer of Performance Share Units is made subject to general ruling n° 336 of the Commission for the Financial Market (Comisión para el Mercado Financiero, “CMF”).  The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF.  Given the Performance Share Units are not registered in Chile, the Company is not required to provide information about the Performance Share Units or Shares in Chile. Unless the Performance Share Units and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta oferta de Unidades de Acciones Restringidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero, (“CMF”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los Unidades de Acciones Restringidas de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los Unidades de Acciones Restringidas or sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. You are responsible for complying with foreign exchange requirements in Chile. You should consult with your personal legal advisor regarding any applicable exchange control
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obligations prior to vesting in the Performance Share Units or receiving proceeds from the sale of Shares acquired at vesting or cash dividends.
You are not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market if the amount of funds exceeds US$10,000. In such case, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds. If your aggregate investments held outside of Chile exceed US$5,000,000 (including Shares and any cash proceeds obtained under the Plan) you must provide the Central Bank with updated information accumulated for a three-month period within 45 calendar days of March 31, June 30 and September 30 and within 60 calendar days of December 31. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations Manual must be used to file this report. Please note that exchange control regulations in Chile are subject to change.
China
The following provisions apply if you are subject to the exchange control regulations in China imposed by the State Administration of Foreign Exchange ("SAFE"), as determined by the Company in its sole discretion:
Award Conditioned on Satisfaction of Regulatory Obligations. Settlement of the Performance Share Units is conditioned on the Company's completion of a registration of the Plan with SAFE and on the continued effectiveness of such registration (the "SAFE Registration Requirement"). If or to the extent the Company is unable to complete the registration or maintain the registration, no Shares subject to the Performance Share Units for which a registration cannot be completed or maintained shall be issued. In this case, the Company retains the discretion to settle any Performance Share Units which have vested in cash paid through local payroll in an amount equal to the market value of the Shares subject to the vested Performance Share Units less any withholding obligation for Tax-Related Items.
Sale of Shares. To comply with exchange control regulations in China, you agree that the Company is authorized to force the sale of Shares to be issued to you upon vesting and settlement of the Performance Share Units at any time (including immediately upon vesting or after termination of your employment, as described below), and you expressly authorize the Company’s designated broker to complete the sale of Shares. You agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of Shares and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price.
Upon the sale of Shares, the Company agrees to pay the cash proceeds from the sale of Shares (less any applicable Tax-Related Items, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations, including, but not limited to, the restrictions set forth in this Addendum A for China below under “Exchange Control Information.” Due to fluctuations in the Share price and/or applicable exchange rates between the vesting date and (if later) the date on which the Shares are sold, the amount of proceeds realized upon sale may be more or less than the market value of the Shares on the vesting date (which typically is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.
Treatment of Shares and Performance Share Units Upon Termination of Employment. Due to exchange control regulations in China, you understand and agree that any Shares acquired under the Plan
Addendum-7

and held by you in your brokerage account must be sold no later than the last business day of the month following the month of your termination of employment, or within such other period as determined by the Company or required by SAFE (the “Mandatory Sale Date”). For example, if your termination of employment occurs on March 14, 2022, then the Mandatory Sale Date will be April 30, 2022. You understand that any Shares held by you that have not been sold by the Mandatory Sale Date will automatically be sold by the Company’s designated broker at the Company’s direction (on your behalf pursuant to this authorization without further consent), as described under “Sale of Shares” above.
Notwithstanding anything in the Agreement to the contrary, if all or a portion of the Shares to be issued to you upon vesting and settlement of the Performance Share Units become distributable upon your termination of employment or at some time following your termination of employment, then such Shares (i) will vest and become distributable within three months of your employment without application of the TSR Modifier; and (ii) must be sold by the Mandatory Sale Date or will be sold by the Company’s designated broker at the Company’s direction (on your behalf pursuant to this authorization without further consent), as described under “Sale of Shares” above. You will not continue to vest in Performance Share Units or be entitled to any portion of Performance Share Units after your termination of employment.
Exchange Control Information. You understand and agree that, to facilitate compliance with exchange control requirements, you are required to hold any Shares to be issued to you upon vesting and settlement of the Performance Share Units in the account that has been established for you with the Company’s designated broker and you acknowledge that you are prohibited from transferring any such Shares to another brokerage account. In addition, you are required to immediately repatriate to China the cash proceeds from the sale of Shares issued upon vesting and settlement of the Performance Share Units and any dividends paid on such Shares. You further understand that such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or its subsidiaries, and you hereby consent and agree that the proceeds may be transferred to such special account prior to being delivered to you. The Company may deliver the proceeds to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to you and due to fluctuations in the Share trading price and/or the U.S. dollar/PRC exchange rate between the sale/payment date and (if later) when the proceeds can be converted into local currency, the proceeds that you receive may be more or less than the market value of the Shares on the sale/payment date (which is the amount relevant to determining your tax liability). You agree to bear the risk of any currency fluctuation between the sale/payment date and the date of conversion of the proceeds into local currency.
You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
Colombia
Labor Law Policy and Acknowledgement. By accepting your award of Performance Share Units, you expressly acknowledge that, pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Performance Share Units and any payments you receive pursuant to the Performance Share Units are wholly discretionary and are a benefit of an extraordinary nature that do not exclusively depend on your performance. Accordingly, the Plan, the Performance Share Units and related benefits do not constitute a component of “salary” for any legal purpose, including for purposes of calculating any and all labor benefits, such as fringe benefits, vacation pay, termination or other indemnities, payroll taxes, social insurance contributions, or any other outstanding employment-related amounts, subject to the limitations provided in Law 1393/2010.
Addendum-8

Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. You are responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the Performance Share Units and any Shares acquired or funds received under the Plan. All payments for your investment originating in Colombia (and the liquidation of such investments) must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). You should obtain proper legal advice to ensure compliance with applicable Colombian regulations.
Croatia
Exchange Control Information. You must report any foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes. However, because exchange control regulations may change without notice, you should consult with your legal advisor to ensure compliance with current regulations. You acknowledge that you personally are responsible for complying with Croatian exchange control laws.
Czech Republic
Exchange Control Information. The Czech National Bank may require you to fulfill certain notification duties in relation to the Performance Share Units and the opening and maintenance of a foreign account, including reporting foreign financial assets that equal or exceed a certain threshold. Because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the vesting of the Performance Share Units and the sale of Shares and before opening any foreign accounts in connection with the Plan to ensure compliance with current regulations. It is your responsibility to comply with any applicable Czech exchange control laws.
Denmark
Stock Option Act. You acknowledge that you have received an Employer Statement in Danish which includes a description of the terms of the Performance Share Units as required by the Danish Stock Option Act, to the extent that the Danish Stock Option Act applies to the Performance Share Units.
Securities/Tax Reporting Information. The requirement to report certain information to the Danish Tax Administration via Form V or K was eliminated effective January 1, 2019. However, you must still report the foreign bank/broker accounts and their deposits, and Shares held in a foreign bank or broker in your tax return under the section on foreign affairs and income. You should consult with your personal advisor to ensure compliance with any applicable obligations.
Finland
There are no country-specific provisions.

Addendum-9

France
Language Acknowledgement
En signant et renvoyant le présent document décrivant les termes et conditions de votre attribution, vous confirmez ainsi avoir lu et compris les documents relatifs á cette attribution (le Plan et ce Contrat d’Attribution) qui vous ont été communiqués en langue anglaise.
By accepting your Performance Share Units, you confirm having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided to you in English.
Tax Information. The Performance Share Units are not intended to qualify for special tax and social security treatment in France under Section L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended.
Germany
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank).  If you acquire Sharess with a value in excess of this amount, your employer will report the acquisition of the Sharess to Bundesbank. If you otherwise make or receive a payment in excess of this amount (e.g., if you sell Sharess via a foreign broker, bank or service provider and receive proceeds in excess of this amount), you must report the payment to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank.

Greece
There are no country-specific provisions.
Hong Kong
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Agreement, including this Addendum A, or the Plan, or any other incidental communication materials, you should obtain independent professional advice. The Performance Share Units and any Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its subsidiaries. The Agreement, including this Addendum A, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Performance Share Units are intended only for the personal use of each eligible employee of the Employer, the Company or any subsidiary and may not be distributed to any other person.
Settlement of Performance Share Units and Sale of Shares. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Performance Share Units will be settled in Shares only, not cash. In addition, notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, no
Addendum-10

Shares acquired under the Plan can be offered to the public or otherwise disposed of prior to six months from the Award Date. Any Shares received at vesting are accepted as a personal investment.
Hungary
There are no country-specific provisions.
India
Exchange Control Information. You must repatriate all proceeds received from the sale of Shares to India and all proceeds from the receipt of cash dividends within such time as prescribed under applicable India exchange control laws as may be amended from time to time. You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Company or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.
Ireland
Acknowledgement of Nature of Plan and Performance Share Units.  This provision supplements Sections 12 and 13 of the Agreement:
In accepting this Agreement, you understand and agree that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.
Israel
Settlement of Performance Share Units and Sale of Shares. Upon the vesting of the Performance Share Units, you agree to the immediate sale of any Shares to be issued to you upon vesting and settlement of the Performance Share Units. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale of the Shares to you, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. Due to fluctuations in the Share price and/or applicable exchange rates between the vesting date and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares on the vesting date (which typically is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.
Securities Law Information. This offer of Performance Share Units does not constitute a public offering under the Securities Law, 1968.
Italy
Plan Document Acknowledgment. By accepting the Performance Share Units, you acknowledge that you have received a copy of the Plan, reviewed the Plan, the Agreement and this Addendum A in their entirety and fully understand and accept all provisions of the Plan, the Agreement and this Addendum A.

Addendum-11

In addition, you further acknowledge that you have read and specifically and expressly approve without limitation the following clauses in the Agreement: Section 9 (Responsibility for Taxes); Section 13 (Acknowledgement of Nature of Plan and Performance Share Units); Section 14 (No Advice Regarding Grant); Section 15 (Right to Continued Employment); Section 17 (Deemed Acceptance); Section 19 (Severability and Validity); Section 20 (Governing Law, Jurisdiction and Venue); Section 22 (Electronic Delivery and Acceptance); Section 23 (Insider Trading/Market Abuse Laws); Section 24 (Language); Section 25 (Compliance with Laws and Regulations); Section 26 (Entire Agreement and No Oral Modification or Waiver); Section 27 (Addendum A); Section 28 (Foreign Asset/Account Reporting Requirements and Exchange Controls); and Section 29 (Imposition of Other Requirements).
Japan
Exchange Control Information. If you acquired Shares under the Plan valued at more than JPY 100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the shares.
Korea
There are no country-specific provisions.
Mexico
Securities Law Information. Any Award offered under the Plan and the Shares underlying the Award have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan and any other document relating to any Award may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and its subsidiaries and/or affiliates, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees or contractors of the Company or one of its subsidiaries and/or affiliates, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
Labor Law Policy and Acknowledgment. By accepting this Award, you expressly recognize that the Company, with offices at 430 E. 29th Street, 14th Floor, New York, New York 10016, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares does not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your Employer (“BMS-Mexico”) is your sole employer, not the Company in the United States. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your employer, BMS-Mexico, and do not form part of the employment conditions and/or benefits provided by BMS-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its subsidiaries, affiliates,
Addendum-12

branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Política Laboral y Reconocimiento/Aceptación. Aceptando este Premio, el participante reconoce que la Compañía, with offices at 430 E. 29th Street, 14th Floor, New York, New York 10016, U.S.A. es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, toda vez que la participación del participante en el Plan deriva únicamente de una relación comercial con la Compañía, reconociendo expresamente que su Empleador (“BMS Mexico”) es su único patrón, no es la Compañía en los Estados Unidos. Derivado de lo anterior, el participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el participante y su empleador, BMS-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por BMS-México, y expresamente el participante reconoce que cualquier modificación el Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del participante.
Asimismo, el participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía. Se reserva el derecho absoluto para modificar y/o terminar la participación del participante en cualquier momento, sin ninguna responsabilidad para el participante.
Finalmente, el participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el participante otorga un amplio y total finiquito a la Compañía, sus entidades relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
Netherlands
There are no country-specific provisions.
Norway
There are no country-specific provisions.
Peru
Securities Law Information. The grant of Performance Share Units is considered a private offering in Peru; therefore, it is not subject to registration.
Labor Law Acknowledgement. The following provision supplements Section 13 of the Agreement:
In accepting the Award of Performance Share Units pursuant to this Agreement, you acknowledge that the Performance Share Units are being granted ex gratia to you with the purpose of rewarding you.
Poland
Exchange Control Information. If you hold Shares acquired under the Plan and/or maintain a bank account abroad and the aggregate value of the Shares and cash held in such foreign accounts exceed PLN
Addendum-13

7 million, you must file reports on the transactions and balances of the accounts on a quarterly basis with the National Bank of Poland.
If you transfer funds exceeding EUR 15,000 in a single transaction, you are required to do so through a bank account in Poland. You are required to retain all documents connected with foreign exchange transactions for a period of five (5) years, calculated from the end of the year when the foreign exchange transactions were made.
You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting/exchange control duties.
Puerto Rico
There are no country-specific provisions.
Portugal
Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Você expressamente declara ter pleno conhecimento do idioma inglês e ter lido, entendido e totalmente aceito e concordou com os termos e condições estabelecidas no plano e no acordo.
Romania
Language Consent. By accepting the grant of Performance Share Units, you acknowledge that you are proficient in reading and understanding English and fully understand the terms of the documents related to the grant (the notice, the Agreement and the Plan), which were provided in the English language. You accept the terms of those documents accordingly.
Consimtamant cu privire la limba. Prin acceptarea acordarii de Performance Share Unit-uri, confirmati ca aveti un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, ati citit si confirmati ca ati inteles pe deplin termenii documentelor referitoare la acordare (anuntul, Acordul Performance Share Unit si Planul), care au fost furnizate in limba engleza. Acceptati termenii acestor documente in consecinta.
Saudi Arabia
Securities Law Information. This document may not be distributed in the Kingdom except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

Addendum-14

Singapore
Sale Restriction. You agree that any Shares acquired pursuant to the Performance Share Units will not be offered for sale in Singapore prior to the six-month anniversary of the Award Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
Securities Law Information. The grant of Performance Share Units is being made in reliance of section 273(1)(f) of the SFA for which it is exempt from the prospectus and registration requirements under the SFA and is not made to you with a view to the Performance Share Units being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. If you are a director, associate director or shadow director of a Singapore company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements, you must notify the Singapore subsidiary in writing within two business days of any of the following events: (i) you receive or dispose of an interest (e.g., Performance Share Units or Shares) in the Company or any subsidiary of the Company, (ii) any change in a previously-disclosed interest (e.g., forfeiture of Performance Share Units and the sale of Shares), or (iii) becoming a director, associate director or a shadow director if you hold such an interest at that time. If you are the Chief Executive Officer of the Singapore subsidiary of the Company, these requirements may also apply to you.
Slovenia
Language Consent. The parties acknowledge and agree that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Dogovor o uporabi jezika. Stranke se izrecno strinjajo, da se za sklepanje Pogodbe, kot tudi vseh dokumentov, obvestil in postopkov sklenjenih neposredno ali posredno v zvezi s tem, uporablja angleški jezik.
South Africa
Responsibility for Taxes. The following provision supplements Section 9 of this Agreement:
You are required to immediately notify the Employer of the amount of any gain realized at vesting of the Performance Share Units. If you fail to advise the Employer of such gain, you may be liable for a fine.
Exchange Control Information. You are solely responsible for complying with applicable South African exchange control regulations, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws. In particular, if you are a resident for exchange control purposes, you are required to obtain approval from the South African Reserve Bank for payments (including payment of proceeds from the sale of Shares) that you receive into accounts based outside of South Africa (e.g., a U.S. brokerage account). Because the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current regulations.

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Spain
Labor Law Acknowledgment. This provision supplements Sections 6 and 13 of the Agreement:
By accepting the Performance Share Units, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand and agree that, as a condition of the grant of the Performance Share Units, except as provided for in Section 2 of the Agreement, your termination of employment for any reason (including for the reasons listed below) will automatically result in the forfeiture of any Performance Share Units that have not vested on the date of your termination.
In particular, you understand and agree that, unless otherwise provided in the Agreement, the Performance Share Units will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of your employment prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant Performance Share Units under the Plan to individuals who may be employees of the Company or a subsidiary. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any subsidiary on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the Performance Share Units are granted on the assumption and condition that the Performance Share Units and the Shares underlying the Performance Share Units shall not become a part of any employment or service contract (either with the Company, the Employer or any subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the Performance Share Units would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award of Performance Share Units shall be null and void.
Securities Law Information. The Performance Share Units and the Shares described in the Agreement and this Addendum A do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Addendum A) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. In the event that you hold 10% or more of the share capital or voting rights of the Company or such other amount that would entitle you to join the Board of Directors of the Company, you must declare such holding to the Spanish Dirección General de Comercio Internacional e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism. Such declaration should be done by filing a Form D-6 each January while the Shares are owned. In addition, the acquisition and sale when you hold 10% or more of the share capital or voting rights of the Company must
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also be declared on Form D-6 filed with the Spanish Registro de Inversiones within one month from the acquisition or sale.
Sweden
Responsibility for Taxes. This provision supplements Section 9 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 9 of the Agreement, by accepting the Performance Share Units, you authorize the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
Switzerland
Securities Law Information. Because the offer of the Award is considered a private offering in Switzerland; it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Award (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
Taiwan
Securities Law Information. The grant of Performance Share Units and Shares acquired pursuant to the Performance Share Units are available only for employees of the Company and its subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. You may remit foreign currency (including proceeds from the sale of Shares) into or out of Taiwan up to US$5,000,000 per year without special permission. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form to the remitting bank and provide supporting documentation to the satisfaction of the remitting bank.
Thailand
Exchange Control Information. If the proceeds from the sale of Shares or receipt of dividends are equal to or greater than US$1,000,000 or more in a single transaction, you must repatriate the proceeds to Thailand immediately upon receipt, unless you can rely on any applicable exemption (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Any foreign currency repatriated to Thailand must be converted to Thai Baht or deposited in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. In addition you must report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form and inform the authorized agent of the details of the foreign currency transaction, including your identification information and the purpose of the transaction. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, you should consult your personal advisor before selling Shares to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in Thailand, and neither the Company nor any of its subsidiaries will be liable for any fines or penalties resulting from your failure to comply with applicable laws.
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Turkey
Securities Law Information. Under Turkish law, you are not permitted to sell Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “BMY” and the Shares may be sold through this exchange.
Exchange Control Information. In certain circumstances, Turkish residents are permitted to sell shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey and should be reported to the Turkish Capital Markets Board. Therefore, you may be required to appoint a Turkish broker to assist with the sale of Shares acquired under the Plan. You should consult your personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.
United Arab Emirates
Acknowledgment of Nature of Plan and Performance Share Units. This provision supplements Section 13 of the Agreement:
You acknowledge that the Performance Share Units and related benefits do not constitute a component of your “wages” for any legal purpose. Therefore, the Performance Share Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.
Securities Law Information. The Plan is only being offered to qualified employees and is in the nature of providing equity incentives to employees of the Company or its subsidiary or affiliate in the United Arab Emirates (“UAE”). Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of the Plan Documents, you should consult an authorized financial adviser.
Neither the UAE Central Bank, the Emirates Securities and Commodities Authority, nor any other licensing authority or government agency in the UAE has responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.
The securities to which this summary relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
United Kingdom
Responsibility for Taxes. This provision supplements Section 9 of the Agreement:
Without limitation to Section 4 of the Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  You also hereby agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

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Notwithstanding the foregoing, if you are an executive officer or director of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you understand that you may not be able to indemnify the Company or the Employer for the amount of Tax-Related Items not collected from or paid by you because the indemnification could be considered to be a loan. In this case, any income tax not collected or paid within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to you on which additional income tax and employee national insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of employee NICs due on this additional benefit which the Company and/or the Employer may recover from you by any of the means set forth in Section 9 of the Agreement.
Venezuela
Investment Representation for Performance Share Units. As a condition of the grant of the Performance Share Units, you acknowledge and agree that any Shares you may acquire upon vesting of the Performance Share Units are acquired as, and intended to be, an investment rather than for the resale of the Shares and conversion of the Shares into foreign currency.
Securities Law Information. The Performance Share Units granted under the Plan and the Shares issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan securities regulations. This offering does not qualify as a public offering under the laws of the Bolivarian Republic of Venezuela and therefore, it is not required to request the previous authorization of the National Superintendent of Securities.
Exchange Control Information. Exchange control restrictions may limit the ability to vest in the Performance Share Units or to remit funds into Venezuela following the sale of Shares acquired upon vesting of the Performance Share Units. The Company reserves the right to restrict settlement of the Performance Share Units or to amend or cancel the Performance Share Units at any time in order to comply with applicable exchange control laws in Venezuela. Any Shares acquired under the Plan are intended to be an investment rather than for the resale and conversion of the shares into foreign currency. You are responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, you should consult with your personal legal advisor before accepting the Performance Share Units and before selling any Shares acquired upon vesting of the Performance Share Units to ensure compliance with current regulations.

Addendum-19